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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated May 25, 1994 included in the Forms 11-K for the year ended December 31, 1993 of the Lear Seating Corporation 401(k) Plan, the Lear Plastics Corporation 401(k) Plan for Hourly Employees, and the Lear Seating Corporation 401(k) Plan for Hourly Employees of the Fenton Plant, and to all references to our firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

Detroit, Michigan
  December 21, 1994